                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  JULY 28, 2002
                                (Date of Report)



                               LENNAR CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                     1-11749                  95-4337490
(State or Other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)              File Number)         Identification Number)


700 NORTHWEST 107TH AVENUE, MIAMI, FLORIDA                              33172
 (Address of Principal Executive Offices)                             (Zip Code)


                                 (305) 559-4000
              (Registrant's Telephone Number, Including Area Code)
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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Until July 28, 2002, Leonard Miller, through his direct and indirect ownership and control of LMM Family Partners, L.P., a Delaware limited partnership, and The Miller Charitable Fund, L.P., a Delaware limited partnership, was the beneficial owner of 9,671,961 shares of Class B Common Stock of Lennar Corporation (the "Company"), which were convertible into 9,671,961 shares of common stock of the Company. Because each share of Class B Common Stock is entitled to ten votes, and each share of common stock is entitled to only one vote, the Class B Common Stock gave Mr. Miller the power to cast 63.6% of the total number of votes that could be cast by holders of the Company's stock.

Leonard Miller died on July 28, 2002. As result of his death, all the outstanding stock of the corporate general partner of LMM Family Partners, L.P. was transferred to a trust of which Stuart Miller is the sole trustee. Because of that, Stuart Miller has the power to direct the voting, and to direct the disposition of, the 9,401,661 shares of Class B Common Stock held by LMM Family Partnership, L.P. Those shares, together with 9,000 shares of Class B Common Stock and 286,183 shares of common stock that Stuart Miller owns directly, give Stuart Miller the power to cast 62.1% of the votes that can be cast by holders of the Company's stock. Therefore, Stuart Miller has the power to cause the election of directors of the Company, and to take most other actions which may be taken by stockholders of the Company, even if no other stockholders vote in favor of the directors or the other stockholder actions. In addition, since April 1997, Stuart Miller has been the President, the Chief Executive Officer and a Director of the Company.

Under the Will of Leonard Miller, all the shares of the corporation which is the sole stockholder of the corporate general partner of The Miller Charitable Fund, L.P., which owns 270,300 shares of Class B Common Stock of the Company, are to be conveyed to a trust of which Stuart Miller is one of four trustees. The other trustees include Stuart Miller's sister and brother. The Will of Leonard Miller designates the same four people to be the personal representatives to probate the Estate of Leonard Miller. However, the court has not yet appointed the personal representatives. It is anticipated that, shortly after the personal representatives are appointed, they will elect Stuart Miller as the sole director of the corporate general partner of The Miller Charitable Fund, L.P. That will give him the power to vote or direct the voting, or to dispose or direct the disposition of, the shares of Class B Common Stock held by The Miller Charitable Fund, L.P. and any common stock into which it may be converted. This would increase the percentage of the votes which Stuart Miller could cast to 63.9% of all the votes that can be cast by holders of the Company's stock.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2002



                                       By:/s/ David B. McCain
                                          -------------------------------------
                                          Name:   David B. McCain
                                          Title:  Vice President and Secretary


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